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                                                               Rule 424(b)(3)
                                                    Registration No. 33-61421
                                                               PC QUOTE, INC.



               PROSPECTUS SUPPLEMENT NO. 1 DATED DECEMBER 16, 1996 TO
                    REGISTRATION STATEMENT DATED AUGUST 8, 1995


     As a result of certain transfers of Common Stock by certain Selling Stockholders, the table of Selling Stockholders in the Selling Stockholders Section of the Prospectus is hereby supplemented as follows:


                        SHARES BENEFICIALLY      SHARES TO BE OFFERED

                           OWNED PRIOR TO           FOR THE SELLING

SELLING SHAREHOLDER         THE OFFERING         SHAREHOLDER'S ACCOUNT
------------------     ---------------------     ---------------------


M. Blair Hull                  94,000                   94,000

The Latin School                6,000                    6,000
59 W. North Blvd.
Chicago, IL 60610







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